Exhibit 99.1

For Immediate Release:

Media Contact:	Investor Contact:
Marty Richmond	Tim Lordan
216-755-5500	216-755-5500
mrichmond@ddr.com	tlordan@ddr.com

DDR REPORTS OPERATING FFO PER DILUTED SHARE

OF $0.23 FOR THE QUARTER ENDED JUNE 30, 2011

BEACHWOOD, OHIO, July 28, 2011 - Developers Diversified Realty Corporation (NYSE: DDR) today announced operating results for the quarter ended June 30, 2011.

SIGNIFICANT SECOND QUARTER ACTIVITY

•	Reported operating FFO of $0.23 per diluted share, which excludes certain non-operating items

•	Continued strong leasing performance with the execution of 483 total leases and renewals for over 2.5 million square feet

•	Increased the portfolio leased rate to 93.0% at June 30, 2011 from 92.6% at March 31, 2011 and 91.9% at June 30, 2010

•

Generated positive leasing spreads, with new leases at 10.8% and renewals at 4.9% for a blended overall spread of 6.0%, which represents a continued improvement from the blended spread of 5.4% in the first quarter of 2011 and the blended spread of 3.9% in the second quarter of 2010

•	Reported same store net operating income growth of 3.6% as compared to an increase of 1.5% in the second quarter of 2010

•	Completed $112 million of asset sales, of which the Company’s pro-rata share was $87 million

•	Refinanced its secured term loan, extending the final maturity to September 2015

•	Amended two senior unsecured revolving credit facilities providing $815 million of borrowing capacity through the final maturity of February 2016

“We remain encouraged by the continued strong leasing volume and resulting leasing spreads within our portfolio driven by the demand and flexibility exhibited by retailers for quality space,” commented DDR’s president and chief executive officer, Daniel B. Hurwitz. “The successful refinancing of the term loan and revolving credit facilities was the final step of our capital restructuring and allows us to focus on corporate growth opportunities with significant financial flexibility.”

FINANCIAL HIGHLIGHTS

The Company’s second quarter operating Funds From Operations (“FFO”) was $64.4 million, or $0.23 per diluted share, before $40.3 million of net adjustments. The net adjustments exclude the Company’s share of approximately $13.6 million in gains recognized on asset sales already excluded from FFO.

The charges and gains, primarily non-cash, for the periods ended June 30, 2011, are summarized as follows (in millions):

	Three Months	Six Months
Non-cash impairment charges – consolidated assets	$18.4	$22.2
Executive separation charge	—	10.7
Non-cash gain on equity derivative instruments (Otto Family warrants)	—	(21.9)
Other expense, net (1)	6.3	5.0
Equity in net income of joint ventures – (gain) on debt extinguishment and loss on asset sales	(0.5)	1.1
Impairment of joint venture investments	1.6	1.6
Gain on change in control of interests	(1.0)	(22.7)
Discontinued operations – non-cash consolidated impairment charges and loss on sales	10.2	12.0
Gain on disposition of real estate (land), net	(1.1)	—
Write-off of original preferred share issuance costs	6.4	6.4

Total adjustments from FFO to operating FFO	$40.3	$14.4

(1)	Amounts included in Other expense are detailed as follows:

	Three Months	Six Months
Loss on sale of mezzanine note receivable	$5.0	$5.0
Litigation expenditures	1.2	2.2
Settlement gain of lease liability obligation	—	(2.6)
Debt extinguishment costs	—	0.2
Other	0.1	0.2

	$6.3	$5.0

FFO applicable to common shareholders for the three-month period ended June 30, 2011, including the above net adjustments, was $24.1 million, or $0.09 per diluted share, which compares to FFO of a loss of $32.8 million, or $0.13 per diluted share, for the prior-year comparable period. The increase in FFO for the three-month period ended June 30, 2011, is primarily the result of a reduction in the aggregate impairment charges recorded in 2011 and the effect of the non-cash valuation adjustments associated with the warrants issued to the Otto family that were exercised in full for cash in the first quarter of 2011 partially offset by the write-off of the original issuance costs from the redemption of the Company’s class G cumulative redeemable preferred shares.

FFO applicable to common shareholders for the six-month period ended June 30, 2011, including the above net adjustments, was $113.2 million, or $0.34 per diluted share, which compares to FFO of a loss of $4.4 million, or $0.02 per diluted share, for the prior-year comparable period. The increase in FFO for the six-month period ended June 30, 2011, is primarily the result of a reduction in the aggregate impairment charges recorded in 2011 and the gain on change in control of interests related to the Company’s acquisition of two assets from unconsolidated joint ventures partially offset by the effect of the non-cash valuation adjustments associated with the warrants, an executive separation charge and the write-off of the original issuance costs from the redemption of the Company’s preferred shares.

Net loss applicable to common shareholders for the three-month period ended June 30, 2011, was $26.9 million, or $0.10 per diluted share, which compares to a net loss of $97.1 million, or $0.47 per diluted share, for the prior-year comparable period. Net loss applicable to common shareholders for the six-month period ended June 30, 2011, was $2.1 million, or $0.09 per diluted share, which compares to a net loss of $132.0 million, or $0.55 per diluted share, for the prior-year comparable period. The increase in net income applicable to common shareholders for the three- and six-month periods ended June 30, 2011, is primarily due to the same factors impacting FFO as explained above.

LEASING & PORTFOLIO OPERATIONS

The following results for the three-month period ended June 30, 2011, highlight continued strong leasing activity throughout the portfolio:

•	Executed 208 new leases aggregating approximately 1.0 million square feet and 275 renewals aggregating approximately 1.6 million square feet.

•	Total portfolio average annualized base rent per occupied square foot as of June 30, 2011 was $13.46, as compared to $13.24 at June 30, 2010.

•	The portfolio leased rate was 93.0% at June 30, 2011, as compared to 92.6% at March 31, 2011 and 91.9% at June 30, 2010.

•	On a cash basis, rental rates for new leases increased by 10.8% over prior rents and renewals increased by 4.9%, resulting in an overall blended spread of 6.0%.

•	Same store net operating income (“NOI”) increased 3.6% for the three-month period ended June 30, 2011 over the prior-year comparable period.

DISPOSITIONS

The Company sold 10 consolidated assets, aggregating approximately 0.7 million square feet, in the second quarter of 2011, generating gross proceeds of approximately $59.6 million. In addition, the Company also sold $2.2 million of consolidated non-income producing assets. The Company recorded an aggregate net loss of approximately $5.0 million related to asset sales in the second quarter of 2011.

One of the Company’s unconsolidated joint ventures sold a shopping center in the second quarter of 2011, aggregating approximately 0.3 million square feet, generating gross proceeds of approximately $50.3 million. The joint venture recorded a gain of approximately $22.8 million of which the Company’s share aggregated approximately $12.6 million.

CAPITAL MARKETS ACTIVITIES

In June 2011, the Company refinanced its prior secured term loan with a new $500 million senior secured term loan with KeyBank Capital Markets and J.P. Morgan Securities LLC. The new secured term loan matures in September 2014 and has a one-year extension option. The secured term loan currently bears interest at variable rates currently based on LIBOR plus 170 basis points, subject to adjustment based upon the Company’s current corporate credit ratings from Moody’s and S&P.

In June 2011, the Company also amended its unsecured revolving credit facility with J.P. Morgan Securities LLC and Well Fargo Securities, LLC. The size of the facility was reduced from $950 million to $750 million and includes an accordion feature for expansion to $1.25 billion. The maturity was extended to February 2016. In addition, the Company amended its $65 million unsecured revolving credit facility with PNC Bank, National Association to match the terms of the primary unsecured revolving credit facility. The Company’s borrowings under these facilities bear interest at variable rates currently based on LIBOR plus 165 basis points, subject to adjustment based on the Company’s current corporate credit ratings from Moody’s and S&P.

2011 GUIDANCE

The Company is tightening its guidance for operating FFO for 2011 to a range between $0.93 - $1.02 per diluted share.

NON-GAAP DISCLOSURES

FFO is a supplemental non-GAAP financial measurement used as a standard in the real estate industry and a widely accepted measure of real estate investment trust (“REIT”) performance. Management believes that FFO and operating FFO provide additional indicators of the financial performance of a REIT. The Company also believes that FFO and operating FFO more appropriately measure the core operations of the Company and provide benchmarks to its peer group. Neither FFO nor operating FFO represents cash generated from operating activities in accordance with generally accepted accounting principles (“GAAP”), is necessarily indicative of cash available to fund cash needs and should be considered as an alternative to net income computed in accordance with GAAP as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of liquidity. FFO is defined and calculated by the Company as net income, adjusted to exclude: (i) preferred share dividends, (ii) gains from disposition of depreciable real estate property, except for gains generated from merchant build asset sales, which are presented net of taxes, and those gains that represent the recapture of a previously recognized impairment charge, (iii) extraordinary items and (iv) certain non-cash items. These non-cash items principally include real property depreciation and amortization of intangibles, equity income from joint ventures and equity income from non-controlling interests and adding the Company’s proportionate share of FFO from its unconsolidated joint ventures and non-controlling interests, determined on a consistent basis. The Company calculates operating FFO by excluding the non-operating charges and gains described above. Other real estate companies may calculate FFO and operating FFO in a different manner. FFO excluding the net non-operating items detailed above is useful to investors as the Company removes these charges and gains to analyze the results of its operations and assess performance of the core operating real estate portfolio. A reconciliation of net income (loss) to FFO and operating FFO is presented in the financial highlights section of the Company’s quarterly supplement.

SAFE HARBOR

DDR considers portions of the information in this press release to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, with respect to the Company’s expectation for future periods. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause our results to differ materially from those indicated by such forward-looking statements, including, among other factors, local conditions such as oversupply of space or a reduction in demand for real estate in the area; competition from other available space; dependence on rental income from real property; the loss of, significant downsizing of or bankruptcy of a major tenant; constructing properties or expansions that produce a desired yield on investment; our ability to sell assets on commercially reasonable terms; our ability to secure equity or debt financing on commercially acceptable terms or at all; our ability to enter into definitive agreements with regard to our financing and joint venture arrangements or our failure to satisfy conditions to the completion of these arrangements; and the finalization of the financial statements for the three-month period ended June 30, 2011. For additional factors that could cause the results of the Company to differ materially from those indicated in the forward-looking statements, please refer to the Company’s Form 10-K for the year ended December 31, 2010. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

ABOUT DDR

DDR owns and manages approximately 546 retail properties in 41 states, Puerto Rico and Brazil totaling approximately 126 million square feet. The Company’s prime portfolio primarily features open-air, value-oriented shopping centers in high barrier-to-entry markets with stable populations and high growth potential. DDR is the largest landlord in Puerto Rico and owns a premier portfolio of regional malls primarily clustered around Sao Paulo, Brazil. DDR is a self-administered and self-managed REIT operating as a fully integrated real estate company. Additional information about the Company is available on the Company’s website at www.ddr.com.

CONFERENCE CALL INFORMATION & SUPPLEMENTAL MATERIALS

A copy of the Company’s Supplemental Financial/Operational package is available to all interested parties upon request to Brooke Vanek, at the Company’s corporate office, 3300 Enterprise Parkway, Beachwood, Ohio 44122 or at www.ddr.com.

The Company will hold its quarterly conference call tomorrow, July 29, 2011, at 10:00 a.m. Eastern Daylight Time. To participate, please dial 866.314.4483 (domestic), or 617.213.8049 (international) at least ten minutes prior to the scheduled start of the call. When prompted, provide the passcode: 38336336. Access to the live call and replay will also be available through the Company’s website. The replay will be available through August 6, 2011.

DEVELOPERS DIVERSIFIED REALTY

Financial Highlights

(In thousands)

	Three-Month Periods Ended June 30,		Six-Month Periods Ended June 30,
	2011	2010	2011	2010
Revenues:
Minimum rents (A)	$133,182	$131,744	$266,125	$264,232
Percentage and overage rents (A)	871	593	2,866	2,612
Recoveries from tenants	44,362	41,936	90,573	88,003
Ancillary and other property income	7,134	4,643	14,296	9,316
Management, development and other fee income	11,891	13,145	23,642	27,161
Other (B)	1,055	4,539	2,176	5,807

	198,495	196,600	399,678	397,131

Expenses:
Operating and maintenance (C)	36,746	35,601	74,476	69,669
Real estate taxes	27,091	25,048	53,698	52,170
Impairment charges (D)	18,352	74,967	22,208	74,967
General and administrative (E)	17,979	19,090	47,357	42,366
Depreciation and amortization	56,750	54,561	112,235	109,128

	156,918	209,267	309,974	348,300

Other income (expense):
Interest income	2,417	1,525	5,213	2,858
Interest expense (F)	(59,579)	(56,190)	(119,363)	(111,797)
Loss on debt retirement, net (F)	—	(1,090)	—	—
Gain (loss) on equity derivative instruments (G)	—	21,527	21,926	(3,340)
Other expense, net (H)	(6,347)	(11,428)	(5,006)	(14,481)

	(63,509)	(45,656)	(97,230)	(126,760)

Loss before earnings from equity method investments and other items	(21,932)	(58,323)	(7,526)	(77,929)
Equity in net income (loss) of joint ventures (I)	16,567	(623)	18,541	1,023
Impairment of joint venture investments (D)	(1,636)	—	(1,671)	—
Gain on change in control of interests (J)	981	—	22,710	—
Tax (expense) income of taxable REIT subsidiaries and state franchise and income taxes	(435)	3,616	(761)	2,614

(Loss) income from continuing operations	(6,455)	(55,330)	31,293	(74,292)
Loss from discontinued operations (K)	(9,124)	(66,428)	(10,632)	(73,375)

(Loss) income before gain (loss) on disposition of real estate	(15,579)	(121,758)	20,661	(147,667)
Gain (loss) on disposition of real estate, net of tax	2,310	592	1,449	(83)

Net (loss) income	(13,269)	(121,166)	22,110	(147,750)
Non-controlling interests	(114)	34,591	(181)	36,928

Net (loss) income attributable to DDR	$(13,383)	$(86,575)	$21,929	$(110,822)

Net loss applicable to common shareholders	$(26,870)	$(97,142)	$(2,126)	$(131,956)

Funds From Operations (“FFO”):
Net loss applicable to common shareholders	$(26,870)	$(97,142)	$(2,126)	$(131,956)
Depreciation and amortization of real estate investments	54,919	54,148	108,723	108,742
Equity in net income of joint ventures (I)	(16,567)	623	(18,541)	(1,023)
Joint ventures’ FFO (I)	14,781	10,307	27,589	21,862
Non-controlling interests (OP Units)	16	8	32	16
Gain on disposition of depreciable real estate	(2,207)	(788)	(2,518)	(2,055)

FFO applicable to common shareholders	24,072	(32,844)	113,159	(4,414)
Write-off of original preferred share issuance costs (L)	6,402	—	6,402	—
Preferred dividends	7,085	10,567	17,653	21,134

FFO	$37,559	$(22,277)	$137,214	$16,720

Per share data:
Earnings per common share
Basic	$(0.10)	$(0.39)	$(0.01)	$(0.55)

Diluted	$(0.10)	$(0.47)	$(0.09)	$(0.55)

Basic – average shares outstanding	274,299	248,533	265,094	237,892

Diluted – average shares outstanding	274,299	253,539	269,178	237,892

Dividends Declared	$0.04	$0.02	$0.08	$0.04

Funds From Operations – Basic (M)	$0.09	$(0.13)	$0.42	$(0.02)

Funds From Operations – Diluted (M)	$0.09	$(0.13)	$0.34	$(0.02)

DEVELOPERS DIVERSIFIED REALTY

Financial Highlights

(In thousands)

Selected Balance Sheet Data

	June 30, 2011	December 31, 2010
Assets:
Real estate and rental property:
Land	$1,843,033	$1,837,403
Buildings	5,506,914	5,491,489
Fixtures and tenant improvements	360,196	339,129

	7,710,143	7,668,021
Less: Accumulated depreciation	(1,538,522)	(1,452,112)

	6,171,621	6,215,909
Land held for development and construction in progress	708,365	743,218
Real estate held for sale, net	195	—

Real estate, net	6,880,181	6,959,127

Investments in and advances to joint ventures	415,584	417,223
Cash	15,425	19,416
Restricted cash	4,068	4,285
Notes receivable, net	102,196	120,330
Receivables, including straight-line rent, net	114,260	123,259
Other assets, net	135,150	124,450

	$7,666,864	$7,768,090

Liabilities & Equity:
Indebtedness:
Revolving credit facilities	$170,555	$279,865
Unsecured debt	2,256,598	2,043,582
Mortgage and other secured debt	1,786,998	1,978,553

	4,214,151	4,302,000
Dividends payable	18,034	12,092
Equity derivative liability (G)	—	96,237
Other liabilities	221,029	223,074

Total liabilities	4,453,214	4,633,403

Preferred shares (L)	375,000	555,000
Common shares (M)	27,671	25,627
Paid-in-capital (G)	4,140,370	3,868,990
Accumulated distributions in excess of net income	(1,402,858)	(1,378,341)
Deferred compensation obligation	12,661	14,318
Accumulated other comprehensive income	34,410	25,646
Less: Common shares in treasury at cost	(12,139)	(14,638)
Non-controlling interests	38,535	38,085

Total equity	3,213,650	3,134,687

	$7,666,864	$7,768,090

DEVELOPERS DIVERSIFIED REALTY

Financial Highlights

(A)	Base and percentage rental revenues for the six-month period ended June 30, 2011, as compared to the prior-year comparable period, increased $3.2 million. This increase consisted of increased leasing activity at comparable portfolio properties, contributing $2.4 million and the acquisition of two shopping centers from unconsolidated interests, generating an additional $2.1 million in revenues offset by a net decrease in revenues from development and redevelopment assets of $1.3 million. Included in rental revenues for the six-month periods ended June 30, 2011 and 2010, is approximately $0.1 million and $1.3 million, respectively, of revenue resulting from the recognition of straight-line rents, including discontinued operations.

(B)	Other revenues were comprised of the following (in millions):

	Three-Month Periods Ended June 30,		Six-Month Periods Ended June 30,
	2011	2010	2011	2010
Lease termination fees	$0.8	$3.0	$1.3	$3.6
Financing fees	0.2	0.2	0.6	0.4
Other miscellaneous	0.1	1.3	0.3	1.8

	$1.1	$4.5	$2.2	$5.8

(C)	Operating and maintenance expense, including discontinued operations, includes the following expenses (in millions):

	Three-Month Periods Ended June 30,		Six-Month Periods Ended June 30,
	2011	2010	2011	2010
Bad debt expense	$2.4	$4.1	$4.8	$7.3
Ground rent expense (a)	1.1	1.2	2.1	2.5

(a)	Includes non-cash expense of approximately $0.5 million for both the three-month periods ended June 30, 2011 and 2010, and approximately $1.0 million for both the six-month periods ended June 30, 2011 and 2010, related to straight-line ground rent expense.

(D)	The Company recorded impairment charges during the three- and six-month periods ended June 30, 2011 and 2010, on the following (in millions):

	Three-Month Periods Ended June 30,		Six-Month Periods Ended June 30,
	2011	2010	2011	2010
Land held for development (1)	$—	$54.3	$—	$54.3
Undeveloped land	—	4.9	3.8	4.9
Assets marketed for sale	18.4	15.8	18.4	15.8

Total continuing operations	18.4	75.0	22.2	75.0

Sold assets or assets held for sale (2)	1.9	22.6	3.9	25.7
Assets formerly occupied by Mervyns (3)	—	35.3	—	35.3

Total discontinued operations	1.9	57.9	3.9	61.0

Joint venture investments	1.6	—	1.6	—

Total impairment charges	$21.9	$132.9	$27.7	$136.0

(1)	Amounts reported in 2010 related to land held for development in Togliatti and Yaroslavl, Russia, of which the Company’s proportionate share was $41.9 million after adjusting for the allocation of loss to the non-controlling interest in this consolidated joint venture.

DEVELOPERS DIVERSIFIED REALTY

Financial Highlights

(2)	See summary of discontinued operations activity in note (K).

(3)	The Company’s proportionate share of these impairments was $16.5 million after adjusting for the allocation of loss to the non-controlling interest in this previously consolidated joint venture for the three- and six-month periods ended June 30, 2010. These assets were deconsolidated in the third quarter of 2010 and all operating results, including the impairment charges, have been reclassified as discontinued operations. See note (K).

(E)	General and administrative expenses include internal leasing salaries, legal salaries and related expenses associated with the releasing of space, which are charged to operations as incurred. For the six-month periods ended June 30, 2011 and 2010, general and administrative expenses were approximately 5.7% and 5.1% of total revenues, respectively, including joint venture and managed property revenues.

During the six-month period ended June 30, 2011, the Company recorded a charge of $10.7 million as a result of the termination without cause of its Executive Chairman, the terms of which were pursuant to his amended and restated employment agreement. During the six-month period ended June 30, 2010, the Company incurred a $2.1 million separation charge related to the departure of an executive officer. Excluding these separation charges, general and administrative expenses were 4.4% and 4.8% of total revenues for the six-month periods ended June 30, 2011 and 2010, respectively.

(F)	The Company recorded the following in connection with its outstanding convertible debt (in millions):

	Three-Month Periods Ended June 30,		Six-Month Periods Ended June 30,
	2011	2010	2011	2010
Non-cash interest expense related to amortization of the debt discount	$3.8	$1.7	$7.6	$3.8
Non-cash adjustment to gain on repurchase	—	2.2	—	4.8

(G)	Represents the non-cash impact of the valuation adjustments of the equity derivative instruments (warrants) issued as part of the share purchase transaction with the Otto Family completed in 2009. The warrants were exercised in full for cash in March 2011 and the related equity derivative liability was reclassified into paid-in-capital at the date of exercise.

(H)	Other expenses were comprised of the following (in millions):

	Three-Month Periods Ended June 30,		Six-Month Periods Ended June 30,
	2011	2010	2011	2010
Litigation-related expenses	$(1.2)	$(8.3)	$(2.2)	$(10.0)
Loss on sale of mezzanine note receivable	(5.0)	—	(5.0)	—
Debt extinguishment costs	—	(2.4)	(0.2)	(3.6)
Settlement of lease liability obligation	—	—	2.6	—
Abandoned projects and other expenses	(0.1)	(0.7)	(0.2)	(0.9)

	$(6.3)	$(11.4)	$(5.0)	$(14.5)

DEVELOPERS DIVERSIFIED REALTY

Financial Highlights

(I)	At June 30, 2011 and 2010, the Company had an investment in joint ventures, excluding consolidated joint ventures, in 183 and 201 shopping center properties, respectively. See below for a summary of the combined condensed operating results and select balance sheet data of the Company’s unconsolidated joint ventures.

(J)	During the six-month period ended June 30, 2011, the Company acquired its partners’ 50% interest in two shopping centers. The Company accounted for both of these transactions as step acquisitions. Due to the change in control that occurred, the Company recorded an aggregate gain associated with the acquisitions related to the difference between the Company’s carrying value and fair value of the previously held equity interest.

(K)	The operating results relating to assets classified as discontinued operations are summarized as follows (in thousands):

	Three-Month Periods Ended June 30,		Six-Month Periods Ended June 30,
	2011	2010	2011	2010
Revenues from operations	$1,057	$5,875	$3,184	$12,702

Operating expenses	308	3,940	999	8,208
Impairment charges	1,904	57,920	3,887	60,993
Interest, net	327	4,005	878	8,400
Depreciation and amortization	378	2,381	1,032	4,985

Total expenses	2,917	68,246	6,796	82,586

Loss before disposition of real estate	(1,860)	(62,371)	(3,612)	(69,884)
Loss on disposition of real estate, net	(7,264)	(4,057)	(7,020)	(3,491)

Net loss	$(9,124)	$(66,428)	$(10,632)	$(73,375)

(L)	In April 2011, the Company redeemed all of its 8.0% Class G cumulative redeemable preferred shares. The Company recorded a non-cash charge of approximately $6.4 million to net income/loss available to common shareholders in the second quarter of 2011 related to the write-off of the original issuance costs.

DEVELOPERS DIVERSIFIED REALTY

Financial Highlights

(M)	For purposes of computing FFO and operating FFO per share, the following share information was used (in millions):

	At June 30,
	2011	2010
Common shares outstanding	276.6	250.1
OP Units outstanding (“OP Units”)	0.4	0.4

	Three-Month Periods Ended June 30,		Six-Month Periods Ended June 30,
	2011	2010	2011	2010
Weighted average common shares outstanding	276.2	250.1	267.2	239.4

Assumed conversion of OP Units	0.4	0.4	0.4	0.4

FFO Weighted average common shares and OP Units – Basic	276.6	250.5	267.6	239.8

FFO Weighted average common shares and OP Units – Diluted for FFO Loss	N/A	250.5	N/A	239.8

Assumed conversion of dilutive securities	1.8	7.7	4.1	7.2

FFO Weighted average common shares and OP Units – Diluted for FFO Income	278.4	N/A	271.7	N/A

Operating FFO Weighted average common shares and OP Units –Diluted	278.4	258.2	271.7	247.0

DEVELOPERS DIVERSIFIED REALTY

Summary Results of Combined Unconsolidated Joint Ventures

(In thousands)

Combined condensed income statements

	Three-Month Periods Ended June 30,		Six-Month Periods Ended June 30,
	2011	2010	2011	2010
Revenues from operations (A)	$178,337	$163,010	$349,251	$325,587

Operating expenses	65,667	67,988	128,124	130,972
Depreciation and amortization of real estate investments	45,117	46,594	92,549	92,174
Interest expense	56,641	58,878	114,005	116,730

	167,425	173,460	334,678	339,876

Income (loss) from operations before tax expense and discontinued operations	10,912	(10,450)	14,573	(14,289)
Income tax expense	(11,386)	(5,035)	(17,530)	(9,833)

Loss from continuing operations	(474)	(15,485)	(2,957)	(24,122)
Discontinued operations:
Income (loss) from operations (B)	110	(12,765)	(471)	(12,227)
Gain on debt forgiveness (C)	2,976	—	2,976	—
Gain (loss) on disposition (D)	22,756	(3,212)	21,893	(11,963)

Gain (loss) before gain on disposition of assets	25,368	(31,462)	21,441	(48,312)
Gain on disposition of assets	—	17	—	17

Net income (loss)	$25,368	$(31,445)	$21,441	$(48,295)

Net income (loss) at DDR’s ownership interests (E)	$16,532	$(1,824)	$20,439	$(164)

FFO at DDR’s ownership interests (F)	$14,781	$10,307	$27,589	$21,862

Combined condensed balance sheets

	June 30, 2011	December 31, 2010
Land	$1,553,101	$1,566,682
Buildings	4,747,856	4,783,841
Fixtures and tenant improvements	162,927	154,292

	6,463,884	6,504,815
Less: Accumulated depreciation	(779,377)	(726,291)

	5,684,507	5,778,524
Land held for development and construction in progress (G)	242,917	174,237

Real estate, net	5,927,424	5,952,761
Receivables, including straight-line rent, net	110,332	111,569
Leasehold interests	9,716	10,296
Other assets, net	572,537	303,826

	$6,620,009	$6,378,452

Mortgage debt (H)	$3,895,393	$3,940,597
Notes and accrued interest payable to DDR	95,113	87,282
Other liabilities	220,792	186,333

	4,211,298	4,214,212
Accumulated equity	2,408,711	2,164,240

	$6,620,009	$6,378,452

DEVELOPERS DIVERSIFIED REALTY

Summary Results of Combined Unconsolidated Joint Ventures

(A)	Revenues for the three- and six-month periods include the following (in millions):

	Three-Month Periods Ended June 30,		Six-Month Periods Ended June 30,
	2011	2010	2011	2010
Straight-line rents	$1.2	$0.9	$2.6	$2.1
DDR’s proportionate share	0.3	0.1	0.7	0.3

(B)	For the three- and six-month periods ended June 30, 2010, an impairment charge aggregating $10.9 million was reclassified to discontinued operations of which the Company’s proportionate share was approximately $0.4 million.

(C)	Gain on debt forgiveness is related to one property owned by an unconsolidated joint venture that was transferred to the lender pursuant to a consensual foreclosure proceeding. The operations of the asset have been reclassified as discontinued operations in the combined condensed income statements presented.

(D)	Gain (loss) on disposition includes the sale of three properties by three separate unconsolidated joint ventures in 2011. The Company’s proportionate share of the aggregate gain for the assets sold for the three- and six-month periods ended June 30, 2011 was approximately $12.6 million and $10.7 million, respectively.

(E)	Adjustments to the Company’s share of joint venture equity in net loss primarily is related to basis differences impacting amortization and depreciation, impairment charges and (loss) gain on dispositions as follows (in millions):

	Three-Month Periods Ended June 30,		Six-Month Periods Ended June 30,
	2011	2010	2011	2010
Income (loss)	$—	$1.2	$(1.9)	$1.2

(F)	FFO from unconsolidated joint ventures are summarized as follows (in millions):

	Three-Month Periods Ended June 30,		Six-Month Periods Ended June 30,
	2011	2010	2011	2010
Net income (loss)	$25.4	$(31.4)	$21.4	$(48.3)
Gain on sale of real estate	(22.7)	(0.1)	(22.7)	(0.1)
Depreciation and amortization of real estate investments	45.2	51.7	93.0	102.0

FFO	$47.9	$20.2	$91.7	$53.6

FFO at DDR ownership interests	$14.8	$10.3	$27.6	$21.9

Operating FFO at DDR’s ownership interests (1)	$14.3	$12.3	$28.7	$25.2

DDR joint venture distributions received, net (2)	$18.8	$11.2	$45.7	$22.0

(1)	Excluded from operating FFO is the Company’s pro rata share of net charges primarily related to impairment charges, gain on debt forgiveness and losses on the disposition of assets as disclosed earlier in this press release.
(2)	Includes loan repayments in 2011 of $23.0 million from the Company’s unconsolidated joint venture which has assets located in Brazil.

DEVELOPERS DIVERSIFIED REALTY

Summary Results of Combined Unconsolidated Joint Ventures

(G)	The Company’s proportionate share of joint venture land held for development and construction in progress aggregated approximately $81.4 million and $71.7 million at June 30, 2011 and December 31, 2010, respectively.

(H)	The Company’s proportionate share of joint venture debt aggregated approximately $791.3 million and $833.8 million at June 30, 2011 and December 31, 2010, respectively. The $791.3 million includes approximately $50.3 million of non-recourse debt associated with joint ventures for which the Company has written its investment down to zero and is receiving no allocation of income or FFO.